UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020, the employment of Charles F. Meintjes, the Executive Vice President and Chief Operating Officer of Peabody Energy Corporation (the “Company”), was terminated, effective as of September 18, 2020, when Mr. Meintjes will leave the Company to pursue other interests.

“Charles joined Peabody in 2007 and has been a valued contributor for many years. I’d personally like to thank Charles for these contributions and wish him well in future endeavors,” said Peabody President and CEO Glenn Kellow.

Mr. Meintjes’ separation from the Company constitutes a termination “without cause” as defined under that certain participation agreement, dated as of February 22, 2019, as amended, between the Company and Mr. Meintjes under the Peabody Energy Corporation 2019 Executive Severance Plan (the “Severance Plan”). In lieu of the 90-day notice period required to terminate Mr. Meintjes’ employment under the Severance Plan, the Company will pay Mr. Meintjes a lump sum in lieu of notice in the amount of $133,700. Mr. Meintjes’ termination did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

September 14, 2020	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer